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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

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
                                                        26 WEEKS
                                                          ENDED
                                                       12/27/2003                              YEAR ENDED
                                                       (UNAUDITED)     2003       2002       2001       2000
                                                       -----------   --------   --------   --------   --------
(IN THOUSANDS, EXCEPT RATIOS)
Fixed Charges
  Interest and amortization of debt issuance costs
  on all indebtedness                                  $    20,011   $ 41,008   $ 43,357   $ 39,043   $ 31,102
  Add interest element implicit in rentals                   2,019      3,807      3,040      3,724      1,923
                                                       -----------   --------   --------   --------   --------
    Total fixed charges                                $    22,030   $ 44,815   $ 46,397   $ 42,767   $ 33,025

Income

  Income before income taxes                           $    25,244   $ 10,916   $ 44,541   $ 73,846   $146,903
  Add fixed charges                                         22,030     44,815     46,397     42,767     33,025
                                                       -----------   --------   --------   --------   --------

  Income before fixed charges and income taxes         $    47,274   $ 55,731   $ 90,938   $116,613   $179,928
                                                       ===========   ========   ========   ========   ========

Ratio of earnings to fixed charges                            2.15       1.24       1.96       2.73       5.45
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